UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2026

Curbline Properties Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-42265	93-4224532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Park Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 216 755-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CURB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 29, 2026, Curbline Properties Corp., a Maryland corporation (the “Company”), and Curbline Properties LP, a Delaware limited partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as underwriters (in such capacities, the “Underwriters”), forward sellers (in such capacities, the “Forward Sellers”) and affiliates thereof as forward purchasers (in such capacities, the “Forward Purchasers”), relating to the offer and sale of 10,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), on a forward basis (the “Offering”). In connection with the Offering, the Underwriters were granted an option for 30 days to purchase up to 1,500,000 additional shares of Common Stock. The Offering closed on July 1, 2026.

The Underwriting Agreement contains customary representations, warranties and covenants among the parties. These representations, warranties and covenants are not representations of factual information to investors about the Company, the Operating Partnership or their respective subsidiaries, and the sale of Common Stock pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company or the Operating Partnership.

In connection with the Offering, on June 29, 2026, the Company entered into forward sale agreements (the “Forward Sale Agreements”) with each Forward Purchaser.

On July 1, 2026, the Forward Sellers borrowed and sold an aggregate of 10,000,000 shares of Common Stock. The Company intends (subject to the Company’s right to elect cash or net share settlement subject to certain conditions) to deliver, upon physical settlement of the Forward Sale Agreements on one or more forward settlement dates, which will be within approximately 18 months of June 29, 2026, an aggregate of 10,000,000 shares of Common Stock to the Forward Purchasers in exchange for cash proceeds per share equal to the applicable forward sale price, which will be the public offering price per share less the underwriting discount per share and subject to certain adjustments as provided in the Forward Sale Agreements. The Company intends to use the net proceeds, if any, received upon the settlement of the Forward Sale Agreements for general corporate purposes, which may include, among other things, funding the acquisition of properties, working capital and capital expenditures, repaying outstanding indebtedness, or a combination of the foregoing.

The Offering was made pursuant to the Company’s effective automatic shelf registration statement on Form S-3 (File No. 333-290653) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on October 1, 2025.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference, and copies of the Forward Sale Agreements are attached hereto as Exhibits 1.2, 1.3 and 1.4 and are incorporated herein by reference. The summaries of the Underwriting Agreement and the Forward Sale Agreements set forth herein are qualified in their entirety by reference to these exhibits.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 29, 2026, among the Company and the Operating Partnership, on the one hand, and Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as Underwriters and Forward Sellers, and affiliates thereof as Forward Purchasers, on the other hand

1.2	Forward Confirmation, dated June 29, 2026, between the Company and Goldman Sachs & Co. LLC

1.3	Forward Confirmation, dated June 29, 2026, between the Company and Morgan Stanley & Co. LLC

1.4	Forward Confirmation, dated June 29, 2026, between the Company and Wells Fargo Bank, National Association

5.1	Opinion of Venable LLP as to the legality of the Common Stock

23.1	Consent of Venable LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curbline Properties Corp.

	By:	/s/ Lesley H. Solomon
	Name:	Lesley H. Solomon
Dated: July 1, 2026	Title:	Executive Vice President, General Counsel and Secretary